THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED HEREIN AND (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ITEX CORPORATION TO SUCH EFFECT IS PROVIDED TO ITEX CORPORATION IN CONNECTION THEREWITH.

SENIOR SUBORDINATED SECURED PROMISSORY NOTE

$687,500	Bellevue, Washington
August 1, 2008

This Senior Subordinated Secured Promissory Note (this “Note”) is being delivered pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of August 1, 2008, by and between ITEX Corporation, a Nevada corporation (“Maker”) and The Intagio Group, Inc., a Delaware corporation (“Intagio”). This Note is being issued as a non-negotiable senior subordinated secured obligation of Maker and ranks senior to all of Maker’s other obligations, whether now existing or hereinafter incurred or created, except that this Note is subordinated to the Bank Debt (as defined in Section 2 hereof) as set forth herein. The payment of all amounts due under this Note, including interest accrued thereon, is secured pursuant to the terms of that certain Security Agreement, dated as of the date hereof, by and between Maker and Intagio (the “Security Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Purchase Agreement.

1. Principal and Interest. Maker hereby promises to pay to Intagio, together with its successors and authorized assigns (“Payee”), in immediately available funds, the principal sum of $687,500, together with interest accrued on the unpaid principal of this Note at the rate of 8.0% per annum, commencing on the date hereof. Interest shall be computed based on the basis of a 365 day year for the actual number of days elapsed. Principal and interest on this Note shall be payable in 11 equal monthly installments of $65,027.68 (or such lesser amount as is then outstanding under this Note), payable on the last day of each calendar month commencing on August 31, 2008 (each such date is herein referred to as a “Payment Date”). Any remaining unpaid amount of principal or interest shall be due and payable in full on July 31, 2009. All or any portion of the principal amount outstanding under this Note may be prepaid by Maker at any time without premium or penalty. Each such principal prepayment shall be accompanied by the interest accrued and outstanding with respect to such principal amount. Each such principal prepayment shall be applied to installments of principal payments in the inverse order of their maturity. As of and during the continuance of an Event of Default (as defined in section 6), interest on any principal or interest then outstanding shall accrue at a rate per annum equal to 14%.

2. Subordination.

(a) Agreement to Subordinate. Maker, for itself and its successors, and Payee, by its acceptance of this Note, agrees that the payment of the principal of and interest on, and any other amounts due in respect of, this Note is subordinated in right of payment, to the extent and in the manner stated in this Section 2, to the prior payment in full of the Bank Debt. “Bank Debt” means all amounts due and owing by Maker to U.S. Bank National Association (the “Bank”), pursuant to that certain Term Note (the “Term Note”) and Term Loan Agreement dated as of June 27, 2005 between Maker and the Bank (the “Term Loan Agreement”).

(b) No Payment on Note if Bank Debt is in Default. Notwithstanding anything in this Note to the contrary, no payment on account of principal of, interest on or other amounts due in respect of this Note, shall be made by or on behalf of Maker if, at the time of such payment, or immediately after giving effect thereto, there shall exist under the Bank Debt any default in the payment of all or any portion of principal of or interest thereon, which default shall have resulted in the full amount of the Bank Debt being declared due and payable and which default shall not have been cured or waived. The Maker shall notify Payee in writing promptly following the occurrence of the foregoing. In the event that, notwithstanding the provisions of this Section 2(b), payments are made by or on behalf of Maker in contravention of the provisions of this Section 2(b), such payments shall be held by Payee in trust for the benefit of, and shall be paid over to and delivered to, the Bank, for application to the payment of the Bank Debt remaining unpaid to the extent necessary to pay the Bank Debt in full in accordance with the terms of the Bank Debt, after giving effect to any concurrent payment or distribution to the Bank.

(c) Reliance by the Bank on Subordination Provisions. Payee, by its acceptance hereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for the Bank to continue to hold the Bank Debt, and the Bank shall be deemed conclusively to have relied on such subordination provisions in continuing to hold the Bank Debt. In furtherance hereof, it is expressly understood by all parties to this Note that the Bank is a third-party beneficiary to Section 2 of this Note and shall be fully entitled to enforce its provisions.

(d) Subordination Rights Not Impaired by Acts or Omissions of Maker or the Bank. No right of the Bank to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by the Bank, or by any noncompliance by Maker with the terms of this Note, regardless of any knowledge thereof which the Bank may have or be otherwise charged with.

(e) Obligation of Maker Unconditional. Nothing contained in this Section 2 or elsewhere in this Note is intended to or shall impair, as between Maker and Payee, the obligation of Maker, which is absolute and unconditional, to pay to Payee the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of Payee and creditors of Maker other than the Bank, nor shall anything herein prevent Payee from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Section 2, of the Bank in respect of cash received upon the exercise of any such remedy.

3. Right of Offset. Maker shall have the right to withhold and set-off against any amount due or payable hereunder the amount of any claim for indemnification or payment of Losses to which Maker may be entitled under Section 6.2 of the Purchase Agreement. The withholding of all or any portion of the principal or interest due or payable under this Note pursuant to the terms of Article 6 of the Purchase Agreement shall not be deemed an Event of Default under this Note and shall not be the basis for any claim of acceleration hereunder.

4. Conduct of Business of Maker. Except as contemplated by the Merger Agreement, during the period from the date hereof to the date on which all amounts due under this Note have been satisfied in full, Maker agrees as follows:

(a) Maker will (i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any terms or condition of this Note, the Security Agreement or the Purchase Agreement; and (iv) not sell, lease transfer or otherwise dispose of all or substantially all of its assets.

(b) Maker will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, (ii) any indebtedness owing to Payee, and (iii) any other indebtedness outstanding on the date hereof, and shown on the Maker’s financial statements delivered to Payee prior to the date hereof, provided that such other indebtedness will not be increased.

(c) Maker will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Maker’s property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided, (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property, (iii) liens in favor of the Bank and its affiliates, (iv) liens in favor of Payee; and (v) other liens disclosed in writing to the Payee prior to the date hereof.

(d) Maker will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

(e) Maker will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, including without limitation, insurance for fire and other risks insured against by extended coverage, public liability insurance and workers’ compensation insurance.

(f) Maker will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

(g) Maker will maintain at all times a (i) Fixed Charge Coverage Ratio, as that term is defined in the Addendum to the Term Loan Agreement and Term Note dated as of June 27, 2005 (the “Addendum”), as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.25 to 1, and (ii) a Debt to Tangible Net Worth Ratio, as that term is defined in the Addendum, as of the end of each fiscal quarter of not more than 2.0 to 1.

(h) Maker will not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to any shareholders in their capacities as such, or redeem or otherwise acquire any of its outstanding securities.

5. No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Payee hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Washington. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Maker and Payee that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

6. Events of Default. If an Event of Default (as defined below) occurs (unless all Events of Default have been cured or waived by Payee), Payee may, by notice to Maker, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable. Maker will give Payee notice of the occurrence of an Event of Default promptly (setting forth in reasonable detail all facts related thereto) and in any event no later than five business days after Maker has knowledge of the occurrence of any such event. The then-outstanding principal balance of this Note, together with any interest accrued thereon shall, at the option of Payee, become immediately due and payable if any of the following events ("Events of Default") shall occur:

(a) Maker shall fail to pay, when and as due, the principal or interest payable hereunder on any Payment Date, and such failure shall continue for fifteen days; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 3 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default; or

(b) Maker shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any debt which is outstanding in a principal amount of at least Twenty-Five Thousand Dollars ($25,000) in the aggregate, or if any event shall occur or condition shall exist in respect of any such debt or under any evidence of any such debt or of any mortgage, indenture or other agreement relating thereto which would permit or shall have caused the acceleration of the payment of such debt, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; provided, however, that if a default occurs under the Term Loan Agreement and Term Note and such default is waived by the Bank, Maker shall not be required to seek a like waiver from Payee and such default shall not constitute an Event of Default (and accordingly Maker shall not be required to have given Payee notice of the occurrence of such breach); or

(c) If there shall exist final judgments against Maker aggregating in excess of Twenty Five Thousand Dollars ($25,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full or stayed pending appeal; or

(d) Maker shall have breached any material covenant in the Purchase Agreement, the Security Agreement, or this Note (other than such as are referred to above in Section 6), and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following notice of such material breach to Maker by Payee; provided, however, that if (i) Maker breaches any of the provisions of Section 4 hereof, (ii) Maker is in default under the Term Loan Agreement and the Term Loan as a result of a breach of a substantially similar provision contained therein, and (iii) the Bank waives the default caused by such breach, then Maker shall not be required to seek a waiver from Payee with respect to such breach of Section 4 hereof and such breach shall not constitute an Event of Default hereunder (and accordingly Maker shall not be required to have given Payee notice of the occurrence of such breach); or

(e) Any representation or warranty subject to a materiality qualification made by Maker herein or in the Purchase Agreement, the Security Agreement or any other document referred to herein or therein shall prove to have been incorrect in any respect, or any representation or warranty not subject to a materiality qualification made by the Company herein or in any other such document shall prove to have been incorrect in any material respect; or

(f) Maker shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(g) Maker shall take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

7. Remedies on Default. In case any one or more Events of Default shall occur and be continuing, Payee may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Purchase Agreement or the Security Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, Maker will pay to Payee such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Payee’s rights, powers or remedies. No right, power or remedy conferred by this Note, the Security Agreement or the Purchase Agreement upon Payee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

8. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of Maker and Payee. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Maker and Payee. No delay or omission on the part of Payee in exercising any right herein given to Payee shall impair such right or be considered as a waiver thereof or acquiescence in any default hereunder.

9. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Washington. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts located in San Francisco County, the State of California, and the federal courts sitting in San Francisco County, State of California, over any action or proceeding arising out of or relating to this Note, and waives any claim that such proceedings have been brought in an inconvenient forum.

10. Attorneys’ Fees. If any suit or action is instituted to enforce or interpret this Note, the prevailing party shall be entitled to recover all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses.

11. Parties in Interest. This Note is non-negotiable and shall not be assigned or transferred by Payee without the express prior written consent of Maker. The rights and obligations of Maker and Payee shall be binding upon and shall inure to the benefit of their successors and permitted assigns. The provisions of this Note may be amended, waived or modified only upon the written consent of Maker and Payee.

12. Presentment. Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

13. Payment. Principal and interest on this Note shall be payable in lawful money of the United States and shall be made at the address of Payee set forth in the Purchase Agreement), or at such other place as Payee shall have designated to Maker in writing for such purpose.

14. Notice. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in made in accordance with all of the provisions of Section 7.3 of the Purchase Agreement.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Maker has executed this Senior Subordinated Secured Promissory Note as of the date first set forth above.

ITEX CORPORATION,
a Nevada corporation

By:	/s/ Steven White
Name:	Steven White
Its:	Chief Executive Officer